Exhibit 10.66

AMENDMENT NO. 1

to the

INTERCONNECTION AGREEMENT

between

VERIZON PENNSYLVANIA INC.

and

D&E SYSTEMS, INC.

          This Amendment No. 1 (the “Amendment”) shall be deemed effective on June 13, 2003 (the “Effective Date”) by and between Verizon Pennsylvania Inc. (“Verizon”), a Pennsylvania Corporation with offices at 1717 Arch Street, Philadelphia, Pennsylvania 19103, and D&E Systems, Inc., a Delaware Corporation with offices at 124 East Main Street, P.O. Box 458, Ephrata, Pennsylvania 17522-0458 (“D&E”). Verizon and D&E being referred to collectively as the “Parties” and individually as a “Party”. This Amendment covers services in the Commonwealth of Pennsylvania (the “State”).

WITNESSETH:

          WHEREAS, Verizon and D&E are Parties to an Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 dated September 1, 2001 (the “Agreement”); and

          WHEREAS, subsequent to the approval of the Agreement D&E notified Verizon that it desired to amend the Agreement; and

          WHEREAS, pursuant to Section 252(a)(1) of the Act, the Parties wish to amend the Agreement; and

          WHEREAS, Verizon is prepared to provide unbundled dark fiber in accordance with but, only to the extent required by, Applicable Law (which term, for the avoidance of any doubt, includes, without limitation, the impending rules, once they become effective and, as they are amended and in effect from time to time, of the FCC in CC Docket Nos. 01-338, 96-98 and 98-147).

          NOW, THEREFORE, in consideration of the mutual promises, provisions and covenants herein contained, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.

The Parties agree that the terms and conditions set forth in the Dark Fiber Attachment and the Pricing Appendix to the Dark Fiber Attachment attached hereto shall govern Verizon’s provision of unbundled dark fiber to D&E.

2.

Conflict between this Amendment and the Agreement. This Amendment shall be deemed to revise the terms and provisions of the Agreement to the extent necessary to give effect to the terms and provisions of this Amendment. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, this Amendment shall govern, provided, however, that the fact that a term or provision appears in this Amendment but not in the Agreement, or in the Agreement but not in this Amendment, shall not be interpreted as, or deemed grounds for finding, a conflict for purposes of this Section 2.

3.

Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be an original and all of which together shall constitute one and the same instrument.

4.

Captions. The Parties acknowledge that the captions in this Amendment have been inserted solely for convenience of reference and in no way define or limit the scope or substance of any term or provision of this Amendment.

5.

Scope of Amendment. This Amendment shall amend, modify and revise the Agreement only to the extent set forth expressly in Section 1 of this Amendment, and, except to the extent set forth in Section 1 of this Amendment, the terms and provisions of the Agreement shall remain in full force and effect after the Effective Date.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date.

D&E SYSTEMS, INC.	VERIZON PENNSYLVANIA INC.

By: /s/ G. William Ruhl	By: /s/ Jeffrey A. Masoner

Printed: G. William Ruhl	Printed: Jeffrey A. Masoner

Title: President and Chief Executive Officer	Title: Vice President – Interconnection Policy and Planning

Dark Fiber Attachment

1.	General

1.1

Verizon shall provide to D&E, in accordance with the Agreement, as amended (hereinafter referred to in this Dark Fiber Attachment as the “Agreement”), this Dark Fiber Attachment and the Pricing Appendix to the Dark Fiber Attachment (including, but not limited to, Verizon’s applicable Tariffs) and the requirements of Applicable Law, access to Verizon’s dark fiber on an unbundled basis; provided, however, that notwithstanding any other provision of the Agreement, this Dark Fiber Attachment and the Pricing Appendix to the Dark Fiber Attachment, Verizon shall be obligated to provide unbundled dark fiber to D&E only to the extent required by Applicable Law and may decline to provide dark fiber to D&E to the extent that provision of dark fiber is not required by Applicable Law.

1.2

Except as otherwise required by Applicable Law: (a) Verizon shall be obligated to provide dark fiber pursuant to the Agreement, this Dark Fiber Attachment and the Pricing Appendix to the Dark Fiber Attachment only to the extent such dark fiber, and the equipment and facilities necessary to provide such dark fiber, are available in Verizon’s network; and (b) Verizon shall have no obligation to construct or deploy new facilities or equipment to offer any dark fiber.

1.3

D&E may use dark fiber only for those purposes for which Verizon is required by Applicable Law to provide such dark fiber to D&E. Without limiting the foregoing, D&E may use dark fiber: (a) only to provide a Telecommunications Service and (b) to provide Exchange Access services only to the extent that Verizon is required by Applicable Law to provide such dark fiber to D&E in order to allow D&E to provide such Exchange Access services.

1.4

Notwithstanding any other provision of the Agreement, this Dark Fiber Attachment and the Pricing Appendix to the Dark Fiber Attachment to the extent Verizon is required by a change in Applicable Law to provide to D&E dark fiber or a dark fiber combination that is not offered under the Agreement, this Dark Fiber Attachment, and the Pricing Appendix to the Dark Fiber Attachment to D&E as of the Effective Date, the terms, conditions and prices for such dark fiber or dark fiber combination (including, but not limited to, the terms and conditions defining the dark fiber or dark fiber combination and stating when and where the dark fiber or dark fiber combination will be available and how it will be used, and terms, conditions and prices for pre-ordering, ordering, provisioning, repair, maintenance and billing) shall be as provided in an applicable Verizon Tariff, or, in the absence of an applicable Verizon Tariff, as mutually agreed in writing by the Parties.

1.5

Without limiting Verizon’s rights pursuant to Applicable Law or any other section of the Agreement, this Dark Fiber Attachment and the Pricing Appendix to the Dark Fiber Attachment to terminate its provision of dark fiber, if Verizon provides dark fiber to D&E, and the Commission, the FCC, a court or other governmental body of appropriate jurisdiction determines or has determined that Verizon is not required by Applicable Law to provide such dark fiber, Verizon may terminate its provision of such dark fiber to D&E. If Verizon terminates its provision of dark fiber to D&E pursuant to this Section 1.5 and D&E elects to purchase other services offered by Verizon in place of such dark fiber, then: (a) Verizon shall reasonably cooperate with D&E to coordinate the termination of such dark fiber and the installation of such services to minimize the interruption of service to Customers of D&E; and, (b) D&E shall pay all applicable charges for such services, including, but not limited to, all applicable installation charges.

1.6

Nothing contained in the Agreement, this Dark Fiber Attachment and the Pricing Appendix to the Dark Fiber Attachment shall be deemed to constitute an agreement by Verizon that any item identified as dark fiber in the Agreement, this Dark Fiber Attachment and the Pricing Attachment to the Dark Fiber Attachment is (i) a Network Element under Applicable Law, or (ii) a Network Element Verizon is required by Applicable Law to provide to D&E on an unbundled basis or in combination with other Network Elements.

1.7

If as the result of D&E Customer actions (i.e., Customer Not Ready (“CNR”)), Verizon cannot complete requested work activity when a technician has been dispatched to the D&E Customer premises, D&E will be assessed a non-recurring charge associated with this visit. This charge will be the sum of the applicable Service Order charge as provided in the Pricing Attachment and the Premises Visit Charge as provided in Verizon’s applicable retail or wholesale Tariff.

1.8

If and, to the extent that Verizon, prior to the Effective Date of this Amendment, has not provided in the State of [State] a service or arrangement offered under this Dark Fiber Attachment, Verizon reserves the right to negotiate in good faith with D&E reasonable terms and conditions (including, without limitation, rates and implementation timeframes) for such service or arrangement; and, if the Parties cannot agree to such terms and conditions (including without limitation, rates and implementation timeframes), either Party may utilize the Agreement’s dispute resolution procedures.

2.	Glossary

	2.1	Applicable Law

All effective laws, government regulations and government orders, applicable to each Party’s performance of its obligations under this Dark Fiber Attachment.

	2.2	Central Office.

A local switching system for connecting lines to lines, lines to trunks, or trunks to trunks for the purpose of originating/terminating calls over the public switched telephone network. A single Central Office may handle several Central Office codes (“NXX”). Sometimes this term is used to refer to a telephone company building in which switching systems and telephone equipment are installed.

	2.3	Customers

A third party residence or business end-user subscriber to Telephone Exchange Services provided by either of the Parties.

	2.4	Dark Fiber IOF(Dark Fiber Interoffice Facility)

Consists of fiber strand(s) that are located within a fiber optic cable between either (a) accessible terminals in two or more Verizon Central Offices or (b) an accessible terminal in a Verizon Central Office and an accessible terminal in a D&E Central Office, but, in either case, that has not been activated through connection to multiplexing, aggregation or other electronics that “light it” and thereby render it capable of carrying Telecommunications Services.

2.5	Dark Fiber Loop

Consists of fiber optic strand(s) in a Verizon fiber optic cable between Verizon’s accessible terminal, such as the fiber distribution frame, or its functional equivalent, located within a Verizon Wire Center, and Verizon’s accessible terminal located in Verizon’s main termination point at a Customer premises, such as a fiber patch panel, and that has not been activated through connection to electronics that “light” it and render it capable of carrying Telecommunications Services.

2.6	Dark Fiber Sub-loop

Consists of fiber optic strand(s) in a Verizon fiber optic cable (a) between Verizon’s accessible terminal located within a Verizon Wire Center, and Verizon’s accessible terminal at a Verizon remote terminal equipment enclosure, (b) between Verizon’s accessible terminal at a Verizon remote terminal equipment enclosure and Verizon’s accessible terminal located in Verizon’s main termination point located within a Customer premises, or (c) between Verizon’s accessible terminals at Verizon remote terminal equipment enclosures, and that in all cases has not been activated through connection to electronics that “light” it and render it capable of carrying Telecommunications Services.

2.7	Exchange Access

Shall have the meaning set forth in the Act.

2.8	Loop

A transmission path that extends from a Main Distribution Frame or functionally comparable piece of equipment in a Customer’s serving End Office, to the Rate Demarcation Point (or NID if installed at the Rate Demarcation Point) in or at the Customer’s premises. The actual transmission facilities used to provide a Loop may utilize any of several technologies.

2.9	MDF (Main Distribution Frame).

The primary point at which outside plant facilities terminate within a Wire Center, for interconnection to other Telecommunications facilities within the Wire Center. The distribution frame used to interconnect cable pairs and line trunk equipment terminating on a switching system.

2.10	Network Element

Shall have the meaning stated in the Act.

2.11	Rate Demarcation Point.

The physical point in a Verizon provided network facility at which Verizon’s responsibility for maintaining that network facility ends and the Customer’s responsibility for maintaining the remainder of the facility begins, as set forth in this Dark Fiber Attachment, Verizon’s applicable Tariffs, if any, or as otherwise prescribed under Applicable Law.

2.12	Tariff

	2.12.1	Any applicable Federal or state tariff of a Party, as amended from time-to-time; or

		2.12.2	Any standard agreement or other document, as amended from time-to-time, that sets forth the generally available terms, conditions and prices under which a Party offers a Service.

The term “Tariff” does not include any Verizon statement of generally available terms (SGAT) which has been approved or is pending approval by the Commission pursuant to Section 252(f) of the Act.

	2.13	Telecommunications Services.

Shall have the meaning set forth in the Act.

	2.14	Telephone Exchange Service.

Shall have the meaning set forth in the Act.

	2.15	Wire Center.

A building or portion thereof which serves as the premises for one or more Central Office Switches and related facilities.

3.	Dark Fiber Provisions

3.1

Subject to the conditions set forth in Section 1 of this Dark Fiber Attachment and upon request by D&E, Verizon shall provide D&E with access to unbundled Dark Fiber Loops, Dark Fiber Sub-Loops and Dark Fiber IOF (collectively referred to as “Dark Fiber”) in accordance with, and subject to, the rates, terms and conditions provided in the Dark Fiber Attachment and the Pricing Appendix to the Dark Fiber Attachment and the rates, terms and conditions of Verizon’s applicable Tariffs. Access to unbundled Dark Fiber Loops, Dark Fiber Sub-Loops and Dark Fiber IOF will be provided by Verizon only where existing facilities are available. Access to Dark Fiber Loops, Dark Fiber Sub-Loops and Dark Fiber IOF will be provided in accordance with, but only to the extent required by, Applicable Law. Dark Fiber Loops, Dark Fiber Sub-Loops and Dark Fiber IOF consist of Verizon optical transmission facilities without attached multiplexers, aggregation or other electronics. To the extent Verizon’s Dark Fiber Loops, Dark Fiber Sub-Loops and Dark Fiber IOF contain any lightwave repeaters (e.g., regenerators or optical amplifiers) installed thereon, Verizon shall not remove the same.

Except as otherwise required by Applicable Law, the following terms and conditions apply to Verizon’s Dark Fiber offerings.

	3.2	In addition to the other terms and conditions of the Agreement, the following terms and conditions shall apply to Dark Fiber Loops, Dark Fiber Sub-Loops and Dark Fiber IOF:

3.2.1

Verizon shall be required to provide a Dark Fiber Loop only where one end of the Dark Fiber Loop terminates at a Verizon accessible terminal in Verizon’s Central Office that can be cross-connected to D&E’s Collocation arrangement located in that same Verizon Central Office and the other end terminates at Verizon’s accessible terminal located in Verizon’s main termination point in the Customer premises in the same serving wire center. Verizon shall be required to provide a Dark Fiber Sub-Loop only where (1) one end of the Dark Fiber Sub-Loop terminates at Verizon’s accessible terminal in Verizon’s Central Office that can be cross-connected to D&E’s Collocation arrangement located in that same Verizon Central Office and the other end terminates at Verizon’s accessible terminal at a Verizon remote terminal equipment enclosure that can be cross-connected to D&E’s Collocation arrangement or adjacent structure, or (2) one end of the Dark Fiber Sub-Loop terminates at Verizon’s accessible terminal located at Verizon’s main termination point located within the Customer premises and the other end terminates at Verizon’s accessible terminal at a Verizon remote terminal equipment enclosure that can be cross-connected to D&E’s Collocation arrangement or adjacent structure, or (3) one end of the Dark Fiber Sub-Loop terminates at Verizon’s accessible terminal at a Verizon remote terminal equipment enclosure that can be cross-connected to D&E’s Collocation arrangement or adjacent structure and the other end terminates at Verizon’s accessible terminal at another Verizon remote terminal equipment enclosure that can be cross-connected to D&E’s Collocation arrangement or adjacent structure. A D&E demarcation point at a Customer premises shall be established in the main telco room of the Customer premises if Verizon is located in that room or, if the building does not have a main telco room or if Verizon is not located in that room, then at a location to be determined by Verizon. A D&E demarcation point at a Customer premises shall be established at a location that is no more than thirty (30) feet from Verizon’s accessible terminal on which the Dark Fiber Loop or Dark Fiber Sub-Loop terminates. Verizon shall connect a Dark Fiber Loop or Dark Fiber Sub-Loop to the D&E demarcation point by installing a fiber jumper no greater than thirty (30) feet in length.

3.2.2

D&E may access a Dark Fiber Loop, a Dark Fiber Sub-Loop, or Dark Fiber IOF only at a pre-existing Verizon accessible terminal of such Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF, and D&E may not access a Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF at any other point, including, but not limited to, a splice point or case. Dark Fiber Loops, Dark Fiber Sub-Loops and Dark Fiber IOF are not available to D&E unless such Dark Fiber Loops, Dark Fiber Sub-Loops or Dark Fiber IOF are already terminated on an existing Verizon accessible terminal. Unused fibers located in a cable vault or a controlled environment vault, manhole or other location outside the Verizon Wire Center, and not terminated to a fiber patch panel, are not available to D&E.

3.2.3

Except if and, to the extent required by, Applicable Law, Verizon will not perform splicing (e.g., introduce additional splice points or open existing splice points or cases) to accommodate D&E’s request.

3.2.4

Verizon shall perform all work necessary to install (1) a cross connect or a fiber jumper from a Verizon accessible terminal to a D&E Collocation arrangement or (2) from a Verizon accessible terminal to D&E’s demarcation point at a Customer premises or D&E Central Office.

3.2.5

A “Dark Fiber Inquiry Form” must be submitted prior to submitting an ASR. Upon receipt of D&E’s completed Dark Fiber Inquiry Form, Verizon will initiate a review of its cable records to determine whether Dark Fiber Loop(s), Dark Fiber Sub-Loop(s) or Dark Fiber IOF may be

available between the locations and in the quantities specified. Verizon will respond within fifteen (15) Business Days from receipt of D&E’s Dark Fiber Inquiry Form, indicating whether Dark Fiber Loop(s), Dark Fiber Sub-Loop(s) or Dark Fiber IOF may be available (if so available, an “Acknowledgement”) based on the records search except that for voluminous requests or large, complex projects, Verizon reserves the right to negotiate a different interval. The Dark Fiber Inquiry is a record search and does not guarantee the availability of Dark Fiber Loop(s), Dark Fiber Sub-Loop(s) or Dark Fiber IOF. Where a direct Dark Fiber IOF route is not available, Verizon will provide, where available, Dark Fiber IOF via a reasonable indirect route that passes through intermediate Verizon Central Offices at the rates set forth in the Pricing Appendix. Verizon reserves the right to limit the number of intermediate Verizon Central Offices on an indirect route consistent with limitations in Verizon’s network design and/or prevailing industry practices for optical transmission applications. Any limitations on the number of intermediate Verizon Central Offices will be discussed with D&E. If access to Dark Fiber IOF is not available, Verizon will notify D&E, within fifteen (15) Business Days, that no spare Dark Fiber IOF is available over the direct route nor any reasonable alternate indirect route, except that for voluminous requests or large, complex projects, Verizon reserves the right to negotiate a different interval. Where no available route was found during the record review, Verizon will identify the first blocked segment on each alternate indirect route and which segment(s) in the alternate indirect route are available prior to encountering a blockage on that route, at the rates set forth in the Pricing Appendix to the Dark Fiber Attachment.

3.2.5.1

D&E shall indicate on the Dark Fiber Inquiry Form whether the available Dark Fiber should be reserved, at the rates set forth in the Pricing Appendix to the Dark Fiber Attachment, pending receipt of an order for the Dark Fiber.

3.2.5.2

Upon request from D&E as indicated on the Dark Fiber Inquiry Form, Verizon shall hold such requested Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF for D&E’s use for ten (10) Business Days from D&E’s receipt of Acknowledgement and may not allow any other party (including Verizon) to use such fiber during that time period.

3.2.5.3

D&E shall submit an order for the reserved Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF as soon as possible using the standard ordering process or parallel provisioning process as described in Section 3.2.5.5. The standard ordering process shall be used when D&E does not have additional requirements for Collocation. The parallel provisioning process shall be used when D&E requires new Collocation facilities or changes to existing Collocation arrangements.

3.2.5.4

If no order is received from D&E for the reserved Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF within ten (10) Business Days from D&E’s receipt of Acknowledgement, Verizon shall return to spare the reserved Dark Fiber Loop, Dark Fiber Sub-Loop or Dark

Fiber IOF that Verizon previously notified D&E are available. Should D&E submit an order to Verizon after the ten (10) Business Day reservation period for access to a Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF that Verizon has previously notified D&E was available, D&E assumes all risk that such Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF will no longer be available.

3.2.5.5	Upon D&E’s request, the Parties will conduct parallel provisioning of Collocation and Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF in accordance with the following terms and conditions:

	3.2.5.5.1	D&E will use existing interfaces and Verizon’s current applications and order forms to request Collocation and Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF.

	3.2.5.5.2	Verizon will parallel process D&E’s requests for Collocation, including augments, and Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF.

	3.2.5.5.3	Before D&E submits a request for parallel provisioning of Collocation and Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF, D&E will:

		3.2.5.5.3.1	submit a Dark Fiber Inquiry Form and receive an Acknowledgement from Verizon; and

3.2.5.5.3.2

submit a Collocation application for the Verizon Central Office(s) where the Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF terminates and receive confirmation from Verizon that D&E’s Collocation application has been accepted.

	3.2.5.5.4	D&E will prepare requests for parallel provisioning of Collocation and Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF in the manner and form reasonably specified by Verizon.

3.2.5.5.5

If Verizon rejects D&E’s Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF request, D&E may cancel its Collocation application within five (5) Business Days of such rejection and receive a refund of the Collocation application fee paid by D&E, less the costs Verizon incurred to date.

	3.2.5.5.6	If Verizon accepts D&E’s Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF request, Verizon will parallel provision the Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF to

a temporary location in Verizon’s Central Office(s). Verizon will charge and D&E will pay for parallel provisioning of such Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF at the rates specified in the Pricing Appendix to the Dark Fiber Attachment beginning on the date that Verizon accepts each Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF request.

3.2.5.5.7

Within ten (10) Business Days after Verizon completes a D&E Collocation application, D&E shall submit a Dark Fiber change request to reposition Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF from the temporary location in that Verizon Central Office(s) to the permanent location at D&E’s Collocation arrangement in such Verizon Central Office(s). D&E will prepare such request(s) in the manner and form specified by Verizon.

3.2.5.5.8

If D&E cancels its Collocation application, D&E must also submit a cancellation for the unbundled Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF provisioned to the temporary location in the Verizon Central Office(s).

3.2.6	D&E shall order Dark Fiber Loops, Dark Fiber Sub-Loops or Dark Fiber IOF by sending to Verizon a separate ASR for each A to Z route.

3.2.7

Where a Collocation arrangement can be accomplished in a Verizon premises, access to Dark Fiber Loops, Dark Fiber Sub-Loops and Dark Fiber IOF that terminate in a Verizon premises must be accomplished via a Collocation arrangement in that premises. In circumstances where Collocation arrangement cannot be accomplished in a Verizon premises, the Parties agree to negotiate for possible alternative arrangements.

3.2.8

A Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF will be offered to D&E in the condition that it is available in Verizon’s network at the time that D&E submits its request (i.e., “as is”). In addition, Verizon shall not be required to convert lit fiber to a Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF for D&E’s use.

3.2.9

Spare wavelengths on fiber strands, where Wave Division Multiplexing (WDM) or Dense Wave Division Multiplexing (DWDM) equipment is deployed, are not considered to be Dark Fiber Loops, Dark Fiber Sub-Loops or Dark Fiber IOF, and, therefore, will not be offered to D&E as Dark Fiber Loops, Dark Fiber Sub-Loops or Dark Fiber IOF.

3.2.10

Fiber that has been assigned to fulfill a Customer order, for maintenance purposes or for Verizon’s lit fiber optic systems will not be offered to D&E as Dark Fiber Loops, Dark Fiber Sub-Loops or Dark Fiber IOF.

3.2.11	D&E shall be responsible for providing all transmission, terminating and lightwave repeater equipment necessary to light and use Dark Fiber Loops, Dark Fiber Sub-Loops, or Dark Fiber IOF.

3.2.12	D&E may not resell Dark Fiber Loops, Dark Fiber Sub-Loops or Dark Fiber IOF, purchased pursuant to this Dark Fiber Attachment to third parties.

3.2.13

Except to the extent that Verizon is required by Applicable Law to provide Dark Fiber Loops, Dark Fiber Sub-Loops or Dark Fiber IOF to D&E for use for Special or Switched Exchange Access Services, D&E shall not use Dark Fiber Loops, Dark Fiber Sub-Loops or Dark Fiber IOF, for Special or Switched Exchange Access Services.

3.2.14

In order to preserve the efficiency of its network, Verizon may, upon a showing of need to the Commission, limit D&E to leasing up to a maximum of twenty-five percent (25%) of the Fiber Loops, Fiber Sub-Loops or Fiber IOF in any given segment of Verizon’s network. In addition, except as otherwise required by Applicable Law, Verizon may take any of the following actions, notwithstanding anything to the contrary in this Amendment:

	3.2.14.1	Revoke Dark Fiber Loops, Dark Fiber Sub-Loops or Dark Fiber IOF leased to D&E upon a showing of need to the Commission and twelve (12) months’ advance written notice to D&E; and

3.2.14.2

Verizon reserves and shall not waive, Verizon’s right to claim before the Commission that Verizon should not have to fulfill a D&E order for Dark Fiber Loops, Dark Fiber Sub-Loops, or Dark Fiber IOF because that request would strand an unreasonable amount of fiber capacity, disrupt or degrade service to Customers or carriers other than D&E, or impair Verizon’s ability to meet a legal obligation.

3.2.15	Except as expressly set forth in this Dark Fiber Attachment D&E may not reserve Dark Fiber Loops, Dark Fiber Sub-Loops, or Dark Fiber IOF.

3.2.16

D&E shall be solely responsible for: (a) determining whether or not the transmission characteristics of the Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF accommodate the requirements of D&E; (b) obtaining any Rights of Way, governmental or private property permit, easement or other authorization or approval required for access to the Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF; (c) installation of fiber optic transmission equipment needed to power the Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF to transmit Telecommunications Services traffic; (d) installation of a demarcation point in a building where a Customer is located; and (e) except as set forth with respect to the parallel provisioning process addressed above, D&E’s Collocation arrangements with any proper optical cross connects or other equipment that D&E needs to access Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF before it submits an order for such access. D&E hereby represents and warrants that it shall have all such rights of way, authorizations and the like applicable to the geographic location at which it wishes to establish a demarcation point for a Dark Fiber Loop, Dark Fiber Sub-Loop or Dark

Fiber IOF, on or before the date that D&E places an order for the applicable a Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF, and that it shall maintain the same going forward.

3.2.17

D&E is responsible for trouble isolation before reporting trouble to Verizon. Verizon will, on a nondiscriminatory basis, restore continuity to Dark Fiber Loops, Dark Fiber Sub-Loops and Dark Fiber IOF that have been broken. Verizon will not repair a Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF that is capable of transmitting light, even if the transmission characteristics of the Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF have changed.

3.2.18	D&E is responsible for all work activities at the Customer premises. Except as otherwise required by Applicable Law, all negotiations with the premises owner are solely the responsibility of D&E.

3.2.19	D&E may request the following, which shall be provided on a time and materials basis (as set forth in the Pricing Appendix to the Dark Fiber Attachment):

3.2.19.1

A fiber layout map that shows the streets within a Verizon Wire Center where there are existing Verizon fiber cable sheaths. Verizon shall provide such maps to D&E subject to the agreement of D&E, in writing, to treat the maps as confidential and to use them for preliminary design purposes only. D&E acknowledges that fiber layout maps do not show whether or not spare Dark Fiber Loops, Dark Fiber Sub-Loops, or Dark Fiber IOF are available. Verizon shall provide fiber layout maps to D&E subject to a negotiated interval.

3.2.19.2

A field survey that shows the availability of Dark Fiber Loop(s), Dark Fiber Sub-Loop(s) or Dark Fiber IOF between two or more Verizon Central Offices, a Verizon Central Office and a D&E Central Office or a Verizon End Office and the premises of a Customer, shows whether or not such Dark Fiber Loop(s), Dark Fiber Sub-Loop(s), or Dark Fiber IOF are defective, shows whether or not such Dark Fiber Loop(s), Dark Fiber Sub-Loop(s) or Dark Fiber IOF have been used by Verizon for emergency restoration activity and tests the transmission characteristics of Verizon’s Dark Fiber Loop(s), Dark Fiber Sub-Loop(s) or Dark Fiber IOF. If a field survey shows that a Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF is available, D&E may reserve the Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF, as applicable, for ten (10) Business Days from receipt of Verizon’s field survey results. If D&E submits an order for access to such Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF after passage of the foregoing ten (10) Business Day reservation period, Verizon does not guarantee or warrant the Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF will be available when Verizon receives such order, and D&E assumes all risk that the Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF will not be available. Verizon shall perform a field survey subject to a negotiated interval. If a D&E submits an order for a Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF without first obtaining the results of a field survey of such Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF, D&E assumes all risk that the Dark Fiber Loop, Dark Fiber Sub-Loop or Dark Fiber IOF will not be compatible with D&E’s equipment, including, but not limited to, order cancellation charges.

Pricing Appendix to the Dark Fiber Attachment

1.	General

	1.1	As used in this Appendix, the term “Charges” means the rates, fees, charges and prices for a Service.

	1.2	Charges for Services shall be as stated in this Section 1.

	1.3	The Charges for a Service shall be the Charges for the Service stated in the Providing Party’s applicable Tariff.

1.4

In the absence of Charges for a Service established pursuant to Section 1.3, the Charges shall be as stated in Exhibit A of this Pricing Appendix. For rate elements provided in Exhibit A of this Pricing Appendix that do not include a Charge, either marked as “TBD” or otherwise, Verizon is developing such Charges and has not finished developing such Charges as of the Effective Date. When Verizon finishes developing such a Charge, Verizon shall notify D&E in writing of such Charge in accordance with, and subject to, the notices provisions of the Agreement and thereafter shall bill D&E, and D&E shall pay to Verizon, for services provided under this Dark Fiber Attachment on the Effective Date and thereafter in accordance with such Charge. Any notice provided by Verizon to D&E pursuant to this Section 1.4 shall be deemed to be a part of Exhibit A of this Pricing Appendix immediately after Verizon sends such notice to D&E and thereafter.

1.5

The Charges stated in Exhibit A of this Pricing Appendix shall be automatically superseded by any applicable Tariff Charges. The Charges stated in Exhibit A of this Pricing Appendix also shall be automatically superseded by any new Charge(s) when such new Charge(s) are required by any order of the Commission or the FCC, approved by the Commission or the FCC, or otherwise allowed to go into effect by the Commission or the FCC (including, but not limited to, in a Tariff that has been filed with the Commission or the FCC), provided such new Charge(s) are not subject to a stay issued by any court of competent jurisdiction.

1.6

In the absence of Charges for a Service established pursuant to Sections 1.3 through 1.5, if Charges for a Service are otherwise expressly provided for in the Agreement, the Dark Fiber Attachment or this Pricing Appendix to the Dark Fiber Attachment, such Charges shall apply.

	1.7	In the absence of Charges for a Service established pursuant to Sections 1.3 through 1.6, the Charges for the Service shall be the Providing Party’s FCC or Commission approved Charges.

	1.8	In the absence of Charges for a Service established pursuant to Sections 1.3 through 1.7, the Charges for the Service shall be mutually agreed to by the Parties in writing.

2.	Section 271

If Verizon is a Bell Operating Company (as defined in the Act) and in order to comply with Section 271(c)(2)(B) of the Act provides a Service under the Agreement, the Dark Fiber Attachment and this Pricing Appendix to the Dark Fiber Attachment that Verizon is not required to provide by Section 251 of the Act, Verizon shall have the right to establish Charges for such Service in a manner that differs from the manner in which under

Applicable Law (including, but not limited to, Section 252(d) of the Act) Charges must be set for Services provided under Section 251.

3.	Regulatory Review of Prices

Notwithstanding any other provision of the Agreement, the Dark Fiber Attachment and this Pricing Appendix to the Dark Fiber Attachment, each Party reserves its respective rights to institute an appropriate proceeding with the FCC, the Commission or other governmental body of appropriate jurisdiction: (a) with regard to the Charges for its Services (including, but not limited to, a proceeding to change the Charges for its services, whether provided for in any of its Tariffs, in Exhibit A, or otherwise); and (b) with regard to the Charges of the other Party (including, but not limited to, a proceeding to obtain a reduction in such Charges and a refund of any amounts paid in excess of any Charges that are reduced).

Exhibit A

Records Review, per inquiry		$116.16
Records Review with Reservation, per inquiry		TBD
Dark Fiber – IOF
Verizon C.O. to Verizon C.O

Service Order		$55.22

Serving Wire Center (“SWC”) Charge/SWC/Pair	$5.33	$42.59
IOF Mileage/Pair/mile	$51.77
IOF Mileage Installation Charge/Pair		$204.94
Expedited Handling		$94.34

Intermediate Office Routing	TBD	TBD
Verizon C.O. to CLEC C.O.
Service Order		$55.22
SWC Charge/SWC/Pair	$5.33	$42.59
Channel Termination Charge/CLEC C.O.	$53.69	$353.23
Expedited Handling		$94.34

Dark Fiber - LOOP
Service Order		$55.22
SWC Charge/SWC/Pair	$5.33	$38.53

Loop Charge/Pair
Rate Group A1	$34.70	$566.97
Rate Group A2	$64.06	$566.97
Rate Group B1	$93.79	$566.97
Rate Group B2	$119.26	$566.97

Expedited Handling		$317.43

Dark Fiber Sub-Loop	TBD	TBD